     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 15, 1998.

                                            REGISTRATION STATEMENT NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                           --------------------------

                                AMENDMENT NO. 1
                                       TO
                                    FORM S-3

                             REGISTRATION STATEMENT

                                     UNDER

                           THE SECURITIES ACT OF 1933
                           --------------------------

                        COMPUTER LEARNING CENTERS, INC.
             (Exact name of registrant as specified in its charter)

                           DELAWARE                                                       36-3501869
               (State or other jurisdiction of                                         (I.R.S. Employer
                incorporation or organization)                                       Identification No.)

                           --------------------------

                       11350 RANDOM HILLS ROAD, SUITE 240
                            FAIRFAX, VIRGINIA 22030
                                 (703) 359-9333
         (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                         ------------------------------

                              CHARLES L. COSGROVE
                   VICE PRESIDENT AND CHIEF FINANCIAL OFFICER
                        COMPUTER LEARNING CENTERS, INC.
                       11350 RANDOM HILLS ROAD, SUITE 240
                            FAIRFAX, VIRGINIA 22030
                                 (703) 359-9333
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                         ------------------------------

                                   COPIES TO:

                                DAVID SYLVESTER
                               WILLIAM F. WINSLOW
                               HALE AND DORR LLP
                         1455 PENNSYLVANIA AVENUE, N.W.
                              WASHINGTON, DC 20004
                                 (202) 942-8400
                           --------------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, check the following box. / /

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / / __________________________

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / / __________________________

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / / __________________________
                           --------------------------

                        CALCULATION OF REGISTRATION FEE

                                                                             PROPOSED            PROPOSED
                                                          AMOUNT             MAXIMUM             MAXIMUM            AMOUNT OF
              TITLE OF EACH CLASS OF                      TO BE              OFFERING           AGGREGATE          REGISTRATION
           SECURITIES TO BE REGISTERED                  REGISTERED        PRICE PER UNIT      OFFERING PRICE          FEE(1)
Common Stock, $.01 par value
  per share(1)....................................    220,182 shares        $16.94 (1)        $3,729,883 (1)        $1,100.32

(1) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) and based upon the average of the high and low prices for the Common Stock on January 16, 1998 reported on the NASDAQ National Market. A registration fee of $1,771.31 was paid at the time of the initial filing of the Registration Statement, which related to 200,148 shares of Common Stock with an estimated maximum offering price per unit of $30.00. An additional registration fee of $100.10 is being paid herewith with respect to an additional 20,034 shares of Common Stock.
                           --------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                    SUBJECT TO COMPLETION DATED MAY 15, 1998
INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

PROSPECTUS

                                 220,182 SHARES

                        COMPUTER LEARNING CENTERS, INC.

                                  COMMON STOCK
                                ----------------

    All of the shares of common stock, $.01 par value per share ("Common Stock"), of Computer Learning Centers, Inc. (the "Company") offered hereby (the "Shares") are being sold by certain stockholders of the Company (the "Selling Stockholders"). See "Selling Stockholders." The shares covered by this Prospectus were issued to the Selling Stockholders in connection with the purchase of substantially all of the rights, title and interest in the assets and assumption of substantially all of the liabilities of Boston Education Corporation, Inc. ("BEC") and The CLC Training Group, Inc. ("CTG"), completed on December 23, 1997.

    The Company will bear all expenses incurred in effecting the registration of the Shares covered by this Prospectus, including all registration and filing fees, listing fees and fees and expenses of counsel and accountants for the Company but excluding (i) any brokerage fees, selling commissions or underwriting discounts incurred by the Selling Stockholders in connection with a sale under the Registration Statement of which this Prospectus is a part and
(ii) the fees and expenses of any counsel that were retained by the Selling Stockholders.

    The Shares covered by this Prospectus may be sold from time to time by the Selling Stockholders, or by their pledgees, donees, transferees or other successors in interest, on the NASDAQ National Market, in the over the counter market, through the writing of options on the Shares, in ordinary brokerage transactions, in negotiated transactions, or otherwise, at market prices prevailing at the time of sale or at negotiated prices. See "Plan of Distribution".

    The Selling Stockholders and intermediaries through whom the Shares are sold may be deemed "underwriters" within the meaning of Securities Act of 1933, as amended (the "Securities Act"), with respect to the Shares offered, and any profits realized or commissions received may be deemed underwriting compensation. The Company and the Selling Stockholders have agreed to certain indemnification arrangements with respect to the offering. See "Plan of Distribution".

    The Common Stock is traded on the NASDAQ National Market under the symbol "CLCX". On May 11, 1998, the closing sale price of the Common Stock on the NASDAQ National Market was $16.69 per share.

                            ------------------------

    THE COMMON STOCK OFFERED HEREBY INVOLVES A HIGH DEGREE OF RISK. SEE "RISK FACTORS" BEGINNING ON PAGE 4.
                             ---------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
     EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
        SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
             COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF
                THIS PROSPECTUS. ANY REPRESENTATION TO THE
                      CONTRARY IS A CRIMINAL OFFENSE.
                            ------------------------

                  The date of this Prospectus is       , 1998

                               TABLE OF CONTENTS

                                                                                                                PAGE
                                                                                                                -----

Available Information......................................................................................           2

Incorporation of Certain Documents by Reference............................................................           2

Special Note Regarding Forward-looking Information.........................................................           3

The Company................................................................................................           3

Risk Factors...............................................................................................           4

Use of Proceeds............................................................................................           8

The Acquisition............................................................................................           8

Selling Stockholders.......................................................................................           8

Plan of Distribution.......................................................................................           9

Legal Matters..............................................................................................           9

Experts....................................................................................................          10

                             AVAILABLE INFORMATION

    Computer Learning Centers, Inc. (the "Company") is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy statements and other information filed by the Company with the Commission pursuant to the informational requirements of the Exchange Act may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 and at the Commission's regional offices located at 7 World Trade Center, 13th Floor, New York, New York 10048 and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such materials also may be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. The Common Stock of the Company is traded on the NASDAQ National Market. Reports and other information concerning the Company may be inspected at the National Association of Securities Dealers, Inc., 1735 K Street, N.W., Washington, D.C. 20006.

    The Company has filed with the Commission a Registration Statement on Form S-3 with respect to the Shares (herein, together with all amendments and exhibits, referred to as the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"). This Prospectus does not contain all of the information set forth in the Registration Statement and the exhibits and schedules thereto, as certain items are omitted in accordance with the rules and regulations of the Commission. For further information pertaining to the Company and the Shares, reference is made to such Registration Statement and the exhibits and schedules thereto, which may be inspected without charge at the office of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and copies of which may be obtained from the Commission at prescribed rates. The Commission also makes electronic filings publicly available in the Internet within 24 hours of acceptance. The Commission's Internet address is http://www.sec.gov. The Commission's Web site also contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission.

    NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS IN CONNECTION WITH THIS OFFERING OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH OTHER INFORMATION AND REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF OR THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE REGISTERED SECURITIES TO WHICH IT RELATES OR AN OFFER TO ANY PERSON IN ANY JURISDICTION WHERE SUCH AN OFFER WOULD BE UNLAWFUL. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY SUCH SECURITIES IN ANY CIRCUMSTANCES IN WHICH SUCH OFFER OR SOLICITATION IS UNLAWFUL.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

    The following documents filed by the Company with the Commission are incorporated herein by reference:

    (1) The Company's Annual Report on Form 10-K for the fiscal year ended January 31, 1998;

    (2) The Company's Notice, Proxy Statement and Proxy for the Annual Meeting of Stockholders held on July 10, 1997 filed with the Commission on May 30, 1997;

    (3) The Company's Current Reports on Form 8-K filed March 16, 1998, March 10, 1998 and January 20, 1998;

    (4) The Company's Registration Statement on Form 8-A filed May 9, 1995, registering the Common Stock under Section 12(g) of the Exchange Act.

    All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date hereof and prior to the termination of the offering of the Common Stock registered hereby shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

    The Company will provide without charge to each person to whom this Prospectus is delivered, upon written or oral request of such person, a copy of any or all of the documents incorporated by reference into this Prospectus (without exhibits to such documents other than exhibits specifically incorporated by reference into such documents). Requests for such copies should be directed to Computer Learning Centers, Inc., 11350 Random Hills Road, Suite 240, Fairfax, Virginia 22030, Attention: Chief Financial Officer, telephone
(703) 359-9333.

               SPECIAL NOTE REGARDING FORWARD-LOOKING INFORMATION

    Certain statements in this Prospectus and in the documents incorporated herein constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act and Section 2B of the Exchange Act. Without limiting the foregoing, the words "believes", "anticipates", "plans", "expects" and similar expressions are intended to identify a forward-looking statement. Any statements contained herein or incorporated herein that are not statements of historical fact may be deemed to be forward-looking statements. There are a number of important factors that could cause the results of the Company to differ materially from those indicated by such forward-looking statements. These factors include those set forth under the heading "Risk Factors" herein.

                                  THE COMPANY

    The Company provides information and computer-related education and training at Learning Centers in the United States ("Learning Centers"). The Company designs programs and courses to meet current information technology education needs, offering instruction in technologies such as client server, databases, networking and object-oriented programming. The Company's Advantec Institutes offer intensive, two six week programs to enhance the skills of information technology professionals in such areas as Unix System Administration, C and C++ and Java and PERL internet programming languages.

    The Company was incorporated in Delaware in March 6, 1987. The Company's principal executive offices are located at 11350 Random Hills Road, Suite 240, Fairfax, Virginia 22030, and the telephone number is (703) 359-9333.

    All share numbers in this Prospectus give effect to the two-for-one stock split effected by the Company in the form of a stock dividend distributed January 8, 1998.

                                  RISK FACTORS

    THE SHARES OFFERED HEREBY INVOLVE A HIGH DEGREE OF RISK. THE FOLLOWING RISK FACTORS SHOULD BE CONSIDERED CAREFULLY IN ADDITION TO THE OTHER INFORMATION INCLUDED OR INCORPORATED BY A REFERENCE IN THIS PROSPECTUS BEFORE PURCHASING THE SHARES OFFERED HEREBY.

LITIGATION

    On March 10, 1998, the Attorney General of Illinois filed a complaint against the Company in Circuit Court in Cook County, Illinois, asserting that the Company had violated the Illinois Private Business and Vocational Schools Act and the Illinois Consumer Fraud and Deceptive Business Practices Act (the "Acts") at its Schaumburg, Illinois Learning Center. The complaint alleges that the Company, at the Schaumburg Learning Center, failed to provide certain educational services and resources and misrepresented certain information respecting services, resources, occupational opportunities and student outcomes. The complaint seeks suspension of the Schaumburg Center's charter to operate within Illinois, restitution to persons alleged to have been injured by the conduct of the Schaumburg Learning Center, costs, civil penalties totaling $100,000 for violations of the Acts and an additional civil penalty of $50,000 for each alleged violation of each of the Acts, committed with intent to defraud. The Company has filed a motion to extend the date to answer or otherwise plead. As a result of this motion being filed, the Company has been granted an extension through May 21, 1998 to answer or otherwise plead the complaint. The Company is unable to estimate the outcome of this matter or any potential liability.

    On March 13, 1998, a class action lawsuit was filed against the Company in the United States District Court for the Central District of California on behalf of all purchasers of Company Common Stock from April 30, 1997 through March 10, 1998. The Company has not yet been served with the complaint, but has obtained a copy. The complaint alleges violations of the Securities Exchange Act of 1934, including allegations that the Company is experiencing "operations difficulties" and failed to disclose the alleged difficulties. The complaint also alleges that Company insiders realized profits by trading their shares of Company stock while in possession of material adverse information. The Company has moved for a change in venue in this litigation. The Company is unable to estimate the outcome of this matter or any potential liability.

    On or about March 20, 1998, three additional class action lawsuits were filed against the Company in the United States District Court for the Northern District of Illinois, Eastern Division. Two of these lawsuits were filed on behalf of all purchasers of Company Common Stock from April 30, 1997 through March 10, 1998; the other lawsuit was filed on behalf of all purchasers of Company Common Stock from June 6, 1997 through March 13, 1998. On April 16, 1998, a class action lawsuit was filed in the United States District Court for the Northern District of Illinois, Eastern Division, on behalf of all purchasers of Company Common Stock from March 17, 1997 through March 10, 1998. On May 4, 1998, an additional class action lawsuit was filed against the Company in the Central District of California, Western Division, on behalf of all purchasers of Company Common Stock from April 30, 1997 to April 7, 1998. On or about May 12, 1998, an additional class action lawsuit was filed against the Company in the Eastern District of Virginia. As of May 12, 1998, the Company had been served with two of these complaints and had obtained copies of the remaining complaints. The complaints allege violations of the Securities Exchange Act of 1934, and assert claims similar to those described in the preceding paragraph. The Company has not yet filed answers in any of these matters and is unable to estimate the outcome of any of these matters or any potential liability.

    On May 5, 1998, a class action lawsuit was filed against the Company in the Superior Court of New Jersey, Bergen County, on behalf of all persons who have enrolled in a course of study, education or training provided by the Company at its New Jersey Learning Centers. The complaint alleges that the Company failed to provide the quality of education it represented and/or promised to provide. The

Company has not yet responded to this complaint, and is unable to estimate the outcome of the matter or any potential liability.

    The Company intends to defend itself vigorously in the above proceedings; however, there can be no assurance that the Company will be successful in defending itself in any of these proceedings. Even if the Company prevails on the merits in such litigation, the Company expects to incur legal and other defense costs as a result of such proceedings. These proceedings could involve substantial diversion of the time of some members of management, and an adverse determination in, or settlement of such litigation could involve the payment of significant amounts, or could include terms in addition to such payments, which could have a severe impact on the Company's business, financial condition and results of operations.

    There can be no assurance that additional legal proceedings will not be filed or that adverse action will not be initiated against the Company, either by attorneys general of other states, federal or state regulators, an accrediting organization, or other parties. Any such legal proceedings or adverse action could have a severe impact on the Company's business, financial condition and results of operations.

POTENTIAL ADVERSE EFFECTS OF REGULATION

    The Company is dependent on the authorization of the applicable agency or agencies of each state within which a Learning Center is located to allow it to operate and to grant degrees or diplomas to students. State authorization is also required in order for an institution to become and remain eligible to participate in the Title IV Programs. The Company is subject to extensive and varying regulation in each of the states in which the Learning Centers currently operate.

    The loss of state authorization by an existing Learning Center or the failure of a new or newly acquired Learning Center to obtain state authorization would render the affected Learning Center ineligible to participate in the Title IV Programs, could affect its accreditation and would have a material adverse effect on the Company.

    As educational institutions that participate in various federal and state financial aid programs, the Company and the Learning Centers are subject to extensive governmental regulation. In particular, the Higher Education Act of 1965, as amended ("HEA"), and the regulations promulgated thereunder, subject the Company, the Learning Centers and all other higher education institutions eligible to participate in the various Title IV Programs to significant regulatory scrutiny. The termination or material limitation of the ability of the Company or any of the Learning Centers to participate in the Title IV Programs would have a material adverse effect on the Company.

    Because certain statutory and regulatory provisions impose significant requirements on the Company and the Learning Centers and because the agency administering these regulations, the United States Department of Education, has not fully developed administrative interpretations of certain of the statutory and regulatory provisions, it is not clear how the requirements imposed by statute and regulations or other applicable laws, rules or regulations could have a material adverse effect on the accreditation, authorization to operate in various states, permissible activities or costs of doing business of the Company or one or more of the Learning Centers. The failure to maintain or renew any required regulatory approvals, accreditations or authorizations by the Company or any of the Learning Centers would have a material adverse effect on the Company.

    The violation of federal requirements governing participation in the Title IV Programs or of state or accrediting agency requirements governing the provision of educational services by the Company or any Learning Center could result in the restriction or loss by the Company or a Learning Center of its ability to participate in government funding programs or to offer education and training programs. Any such loss or restriction would have a material adverse effect on the Company. Furthermore, current statutes or regulations or statutory or regulatory standards that become effective in the future may be applied or interpreted by the government in ways that will delay or change the Company's expansion plans or otherwise adversely affect the operation of the Learning Centers and their participation in the Title IV Programs. In addition, all government-provided student financial aid programs, including the Title IV Programs, are subject to the effects of federal and state budgetary processes and the possible elimination or consolidation of the Department of Education, and there can be no assurance that government funding for the financial aid programs in which the Company's students participate will continue to be available or be maintained at current levels. The loss of funding or a reduction in funding levels for the Title IV Programs would have a material adverse effect on the Company.

CONTROL BY GENERAL ATLANTIC ENTITIES; POTENTIAL ADVERSE REGULATORY EFFECTS OF
  CHANGE OF CONTROL

    General Atlantic Corporation ("GAC"), General Atlantic Partners II, L.P. ("GAP") and GAP-CLC Partners, L.P. ("GAP-CLC") (collectively, the "General Atlantic Entities") beneficially own approximately 17.0% of the outstanding shares of Common Stock. Consequently, the General Atlantic Entities, and GAC in particular, will continue to have significant influence over the policies and affairs of the Company and may be in a position to determine the outcome of corporate actions requiring stockholder approval, including the election of directors, the adoption of amendments to the Company's Certificate of Incorporation and the approval of mergers and sales of the Company's assets.

    Because of the control position of the General Atlantic Entities, any disposition of CLC's common stock by the General Atlantic Entities or issuance of stock by the Company that results in a loss of control by the General Atlantic Entities may have material adverse consequences for the Company under applicable federal and state regulations and accrediting agency requirements, including potential loss of eligibility to participate in the Title IV Programs. Upon a change of ownership resulting in a change of control of the Company, as defined in the HEA and the Department of Education's regulations, each Learning Center would lose its eligibility to participate in the Title IV Programs for an indeterminate period of time while it applies to regain eligibility, with the likely loss of a portion of its Title IV funding during the reapproval period. A change of control also could have significant regulatory consequences for the Company at the state level and could affect the accreditation of the Learning Centers.

    The HEA and the Department of Education's regulations include the sale of a controlling interest of common stock of an institution or its parent corporation in the definition of a change of control. For a publicly traded corporation such as the Company, Department of Education regulations specify that a change of control arises at the same time that a report on Form 8-K is required to be filed with the Securities and Exchange Commission reporting a change of control. Most states and accrediting agencies have similar requirements, but they do not uniformly define a change of control. A change of control of the Company that exceeds the threshold set by the Department of Education would have a material adverse effect on the Company.

COMPETITION

    The postsecondary adult education and training market is highly fragmented, with no single institution or company holding a dominant market share. The Company competes for students with vocational and technical training schools, degree-granting colleges and universities, continuing education programs and commercial training programs. Certain public and private colleges may offer programs similar to those of the Learning Centers at a lower tuition cost due in part to government subsidies, foundation grants, tax-deductible contributions or other financial resources not available to proprietary institutions.

DEPENDENCE ON NEW PROGRAMS AND LOCATIONS; RISKS ASSOCIATED WITH CHANGES IN
  TECHNOLOGY AND GROWTH

    The market for the Company's programs and services is characterized by rapidly changing requirements and characteristics, and the Company's ability to develop and offer new programs and services and to open new locations is subject to extensive state and federal regulation and accrediting agency requirements. If the Company is unable, for financial, regulatory or other reasons, to develop and offer new programs and services in a timely manner in response to changes in the industry, or if programs and services offered by the Company fail to gain or maintain widespread commercial acceptance, the Company's business may be materially and adversely affected.

    The Company offers training programs and services for rapidly changing information technology. The introduction of information products embodying new technologies and the emergence of new information system standards or services may adversely affect the Company's ability to market its programs and services. This may require the Company to make substantial expenditures to develop new programs and services and to acquire new faculty, equipment and facilities. If the Company is unable, for financial, regulatory or other reasons, to make those expenditures or acquisitions, the Company's business may be materially and adversely affected.

    The Company's ability to meet its future operating and financial goals will depend upon the Company's ability to successfully implement its growth strategy, which will include the introduction of new locations as well as the potential acquisition of assets and programs complementary to the Company's operations. The Company's success in this area will depend on its ability to integrate successfully such new locations, assets and businesses. There can be no assurance that the Company will be able to implement or manage expansion effectively.

DEPENDENCE UPON KEY EMPLOYEES

    The Company's success depends to a significant extent upon the continued service of its executive officers and other key personnel. None of the Company's executive officers or key employees, other than the President and Chief Executive Officer and Chief Financial Officer, is subject to an employment or non-competition agreement. The loss of the services of any of its executive officers, or other key employees could have a material adverse effect on the Company. The Company's future success will depend in part upon its continuing ability to attract and retain highly qualified personnel. There can be no assurance that the Company will be successful in attracting and retaining such personnel.

ANTITAKEOVER EFFECT OF CERTAIN CHARTER, BY-LAW AND OTHER PROVISIONS; POSSIBLE
  ISSUANCE OF PREFERRED STOCK

    Certain provisions of the Company's Amended and Restated Certificate of Incorporation ("Certificate of Incorporation") and Amended and Restated Bylaws ("Bylaws") may be deemed to have anti-takeover effects and may discourage, delay or prevent a takeover attempt that might be considered to be in the best interests of the stockholders of the Company. These provisions, among other things, (i) classify the Company's Board of Directors into three classes, each of which serves for different three-year periods, (ii) provide that only the Board of Directors, Chairman or President may call special meetings of the stockholders, (iii) establish certain advance notice procedures for nominations of candidates for election as directors and for stockholder proposals to be considered at stockholders' meetings, (iv) provide that directors may be removed by the stockholders only for cause and (v) require a vote of the holders of more than two-thirds of the shares entitled to vote in order to amend the foregoing and certain other provisions of the Certificate of Incorporation and Bylaws. In addition, the Board of Directors, without further action of the stockholders, is permitted to issue and fix the terms of preferred stock which may have rights senior to those of the Common Stock. The Company is subject to the "business combination" provisions of the Delaware General Corporation Law which may be deemed to have anti-takeover effects and may discourage, delay or prevent a takeover attempt that might be considered in the best interests of the stockholders of the Company. The business combination provisions of the Delaware General Corporation Law will, subject to certain exceptions, prohibit the Company from engaging in certain "business combinations" with an "interested stockholder," unless the business combination is approved in a prescribed manner.

VOLATILITY OF MARKET PRICE

    From time to time after this offering, there may be significant volatility in the market price of the Common Stock. The Company believes that the current market price of the Common Stock reflects expectations that the Company will be able to continue to operate its programs profitably and to develop additional and new programs at a significant rate and operate them profitably. If the Company is unable to operate its programs profitably or develop programs at a pace that reflects the expectations of the market, investors could sell shares of Common Stock at or after the time that it becomes apparent that such expectations may not be realized, resulting in a decrease in the market price of the Common Stock. In addition to the operating results of the Company, changes in earnings estimates by analysts, changes in general conditions in the economy or the financial markets or other developments affecting the Company or the educational services industry could cause the market price of the Common Stock to fluctuate substantially. In recent years, the stock market prices of securities issued by many companies have fluctuated for reasons unrelated to their operating performance.

POSSIBLE LACK OF RESOURCES OF SELLING STOCKHOLDERS

    The Selling Stockholders may be deemed to be "underwriters" pursuant to the Securities Act, and in that regard may become liable to the purchasers of the Common Stock offered hereby pursuant to the terms of the Securities Act if certain provisions of the Securities Act are not complied with by them. There can be no assurance that any of the Selling Stockholders have the financial resources to discharge any such liability.

                                USE OF PROCEEDS

    The Company will not receive any proceeds from the sale of the Shares by the Selling Stockholders or by their respective pledgees, donees, transferees or other successors in interest.

                                THE ACQUISITION

    Pursuant to an Asset Purchase Agreement dated November 7, 1997 by and among the Company, BEC, CTG, David F. Carney and Sandra E. Carney (the "Purchase Agreement"), on December 23, 1997 the Company acquired substantially all of the rights, title and interest in the assets of, and assumed substantially all of the liabilities of BEC and CTG, in exchange for unissued shares of CLC Common Stock. Pursuant to the terms of the Purchase Agreement, BEC and CTG were issued a total of 204,772 and 15,410 shares of Common Stock, respectively. Under the terms of the Purchase Agreement, approximately 10% of such shares (20,015 shares) are to be held in escrow until December 23, 1998 to satisfy any post-closing adjustments as indemnification obligations of the Selling Stockholders under the Purchase Agreement. The Selling Stockholders also agreed not to sell or otherwise dispose of their shares until such time as the Company shall have publicly released a report, such as an earnings report or periodic report filed with the Commission, taking into account at least 30 days of combined operations of the Company, BEC and CTG.

                              SELLING STOCKHOLDERS

    All of the shares of Common Stock of the Company offered hereby are being sold by the Selling Stockholders named below. None of the Selling Stockholders beneficially owns 5% or more of the Company's outstanding Common Stock and, except as set forth in the next sentence, none of the Selling Stockholders has held any office or maintained any material relationship with the Company or its predecessors or affiliates over the past three years. On December 22, 1997 the Company signed a six month consulting agreement with David F. Carney to provide advice and counseling to the Company with respect to its operations in Massachusetts.

    The following table sets forth information concerning the beneficial ownership of shares of Common Stock by the Selling Stockholders as of May 15, 1998 and the number of such shares included for sale in this Prospectus, assuming the sale of all Shares being offered by this Prospectus.

                                                                SHARES OWNED PRIOR      SHARES        SHARES OWNED
SELLING STOCKHOLDERS                                               TO OFFERING      OFFERED HEREBY   AFTER OFFERING
--------------------------------------------------------------  ------------------  --------------  -----------------
Boston Education Corporation..................................         204,772           204,772           --
The CLC Training Corporation..................................          15,410            15,410           --

                              PLAN OF DISTRIBUTION

    The Shares may be offered and sold from time to time by the Selling Stockholders, or by their pledgees, donees, transferees or other successors in interest. The Selling Stockholders will act independently of the Company in making decisions with respect to the timing, manner and size of each sale. Such sales may be made in the over-the-counter market or otherwise, at prices related to the then current market price or in negotiated transactions, including pursuant to one or more of the following methods: (a) purchase by a broker-dealer as principal and resale by such broker or dealer for its account pursuant to this Prospectus; (b) ordinary brokerage transactions and transactions in which the broker solicits purchasers; and (c) block trades in which the broker-dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction. The Company has been advised by the Selling Stockholders that they have not made any arrangements relating to the distribution of the Shares covered by this Prospectus. In effecting sales, broker-dealers engaged by the Selling Stockholders, or by their pledgees, donees, transferees or other successors in interest, may arrange for other broker-dealers to participate. Broker-dealers will receive commissions or discounts from the Selling Stockholders, or their pledgees, donees transferees or other successors in interest, in amounts to be negotiated immediately prior to the sale.

    In offering the Shares, the Selling Stockholders and any broker-dealers and any other participating broker-dealers who execute sales for the Selling Stockholders may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales, and any profits realized by the Selling Stockholders and the compensation of such broker-dealer may be deemed to be underwriting discounts and commissions. In addition, any of the Shares which qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this Prospectus. None of the Shares presently qualify for sale pursuant to Rule 144.

    The Selling Stockholders have acknowledged that during such time as they may be engaged in a distribution of Common Stock included herein, they are required to comply with the Securities Act, any rule or regulation under the Securities Act, and Regulation M under the Exchange Act.

    The Company has agreed to indemnify the Selling Stockholders against certain liabilities set forth in Section 9.7(a) of the Purchase Agreement in connection with the offer and sale of the Shares, including liabilities under the Securities Act. Each of the Selling Stockholders has agreed to indemnify in certain circumstances the Company and certain related persons against certain liabilities set forth in Section 9.7(b) of the Purchase Agreement, including liabilities under the Securities Act.

    The Company has agreed with the Selling Stockholders to keep the Registration Statement of which this Prospectus is a part effective until the earlier of December 23, 1999 or such time as the Selling Stockholders are eligible to sell all their shares according to Rule 144 under the Securities Act in the three month period immediately preceding the termination of the effectiveness of the Registration Statement. The Company intends to de-register any of the Shares not sold by the Selling Stockholders and any other shares remaining unsold at the end of such period. The Company may, under specified circumstances set forth in Section 9.5 of the Purchase Agreement, suspend the Registration Statement of which this

Prospectus is a part after effectiveness and require that sales of shares pursuant to such Registration Statement cease immediately.

                                 LEGAL MATTERS

    The validity of the shares offered hereby will be passed upon for the Company by Hale and Dorr LLP, Washington, D.C.

                                    EXPERTS

    The financial statements incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended January 31, 1998, have been so incorporated in reliance on the report of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

    The following table sets forth the various expenses in connection with the sale and distribution of the securities being registered, other than the underwriting discounts and commissions. All these expenses will be paid by the Company.

NATURE OF EXPENSE
---------------------------------------------------------------------------------------------------

SEC registration fee...............................................................................  $    1,100.32
Legal and accounting fees and expenses.............................................................      20,000.00*
Miscellaneous......................................................................................  $    3,228.69
                                                                                                     -------------

    TOTAL..........................................................................................  $   24,329.01*
                                                                                                     -------------
                                                                                                     -------------

------------------------

*   Estimated

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    Section 145 ("Section 145") of the Delaware General Corporation Law, as amended, provides a detailed statutory framework covering indemnification of officers and directors against liabilities and expenses arising out of legal proceedings brought against them by reason of their being or having been directors or officers. Section 145 generally provides that a director or officer of a corporation (i) shall be indemnified by the corporation for all expenses of such legal proceedings when he is successful on the merits, (ii) may be indemnified by the corporation for expenses, judgments, fines and amounts paid in settlement of such proceedings (other then a derivative suit), even if he is not successful on the merits, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful, and (iii) may be indemnified by the corporation for the expenses of a derivative suit (a suit by a stockholder alleging a breach by a director or officer of a duty owed to the corporation), even if he is not successful on the merits, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation. No indemnification may be made under clause (iii) above, however, if the director or officer is adjudged liable for negligence or misconduct in the performance of his duties to the corporation, unless a corporation determines that, despite such adjudication, but in view of all the circumstances, he is entitled to indemnification. The indemnification described in clauses (ii) and (iii) above may be made only upon a determination that indemnification is proper because the applicable standard of conduct has been met. Such a determination may be made by a majority of a quorum of disinterested directors, independent legal counsel, the stockholders or a court of competent jurisdiction.

    The indemnification of directors and officers is provided for by Article SEVENTH of the Registrant's Second Amended and Restated Certificate of Incorporation, which provides in substance that, to the fullest extent permitted by Delaware law as it now exists or as amended, each director and officer shall be indemnified against reasonable costs and expenses, including attorney's fees, and any liabilities which he may incur in connection with any action to which he may be a party by reason of his being or having been a director or officer of the Registrant. The indemnification provided by the Registrant's Second Amended and Restated Certificate of Incorporation is not deemed exclusive of or intended in any way to limit any other rights to which any person seeking indemnification may be entitled.

    Article NINTH of the Registrant's Second Amended and Restated Certificate of Incorporation provides for the elimination of personal liability of a director for breach of fiduciary duty, as permitted by Section 102(b)(7) of the Delaware General Corporation Law.

    The Company has agreed to indemnify the Selling Stockholders against certain liabilities set forth in Section 9.7(a) of the Purchase Agreement in connection with the offer and sale of the Shares, including liabilities under the Securities Act. Each of the Selling Stockholders has agreed to indemnify in certain circumstances the Company and certain related persons against certain liabilities set forth in Section 9.7(b) of the Purchase Agreement, including liabilities under the Securities Act.

ITEM 16. EXHIBITS.

    See the Exhibit Index included immediately preceding the Exhibits to this Registration Statement, which is incorporated herein by reference.

ITEM 17. UNDERTAKINGS.

    The Registrant hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

        (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

        (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

       (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; PROVIDED, HOWEVER, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to
    Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") that are incorporated by reference in this Registration Statement.

    (2) That, for the purposes of determining any liability under the Securities Act, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial BONA FIDE offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial BONA FIDE offering thereof.

    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

    The undersigned registrant hereby undertakes that:

    (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Company pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective; and

    (2) For purposes of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Fairfax, Virginia, on this 15th day of May 1998.

                                COMPUTER LEARNING CENTERS, INC.

                                By:             /s/ REID R. BECHTLE
                                     -----------------------------------------
                                                  Reid R. Bechtle
                                       PRESIDENT AND CHIEF EXECUTIVE OFFICER

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

          SIGNATURE                       TITLE                    DATE
------------------------------  --------------------------  -------------------
                                President Chief Executive
     /s/ REID R. BECHTLE          Officer and Director
------------------------------    (Principal Executive         May 15, 1998
       Reid R. Bechtle            Officer)

                                Vice President
   /s/ CHARLES L. COSGROVE        and Chief Financial
------------------------------    Officer                      May 15, 1998
     Charles L. Cosgrove          (Principal Financial
                                  Officer)

      /s/ MARK M. NASSER
------------------------------  Controller (principal          May 15, 1998
        Mark M. Nasser            Accounting Officer)

              *
------------------------------  Director                       May 15, 1998
       Harry H. Gaines

              *
------------------------------  Director                       May 15, 1998
         Ira D. Cohen

              *
------------------------------  Director                       May 15, 1998
     Stephen P. Reynolds

              *
------------------------------  Director                       May 15, 1998
        Ralph W. Clark

              *
------------------------------  Director                       May 15, 1998
        John L. Corse

    * /s/ REID R. BECHTLE
------------------------------
       Reid R. Bechtle
              ATTORNEY-IN-FACT

                                 EXHIBIT INDEX

EXHIBIT                                                 DESCRIPTION OF EXHIBIT                                       PAGE
---------             -------------------------------------------------------------------------------------------  ---------

    2.+       --      Asset Purchase Agreement dated November 7, 1997, by and among the Company, BEC, CTG, David
                      F. Carney and Sandra E. Carney.                                                                 --

    4.1*+     --      Second Amended and Restated Certificate of Incorporation (incorporated herein by reference to Exhibit 3.1 to the Registrant's report on Form 10-Q for the quarter ended July 31,
                      1997).                                                                                          --

    4.2*+     --      Amended and Restated By-Laws of the Registrant (incorporated herein by reference to Exhibit
                      3.4 to the Registrant's Registration Statement on Form S-1, as amended (File No.
                      33-90716)(the "Form S-1")).                                                                     --

    4.3*+     --      Specimen Certificate of Common Stock of the Registrant (incorporated herein by reference to
                      Exhibit 4.1 to the Form S-1).                                                                   --

    5.+       --      Opinion of Hale and Dorr LLP.                                                                   --

   10.+       --      Severance Agreement, dated January 15, 1998, by and between Charles L. Cosgrove and the
                      Registrant.                                                                                     --

   23.1+      --      Consent of Hale and Dorr LLP (included in Exhibit 5).                                             Page

   23.2       --      Consent of Price Waterhouse LLP.                                                                  Page

   24.1+      --      Power of Attorney (included in the signature pages of this Registration Statement).             --

------------------------

*   Incorporated herein by reference

+   Previously filed

                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

    We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of our report dated March 13, 1998, except as to Note 16, which was as of April 27, 1998, appearing on page F-2 of Computer Learning Centers, Inc.'s Annual Report on Form 10-K for the year ended January 31, 1998. We also consent to the reference to us under the heading "Experts" in such Prospectus.

/s/ Price Waterhouse LLP

Price Waterhouse LLP
New York, New York
May 15, 1998

                               Hale and Dorr LLP
                               Counsellors at Law
              1455 Pennsylvania Avenue, N.W., Washington, DC 20004
                         202-942-8400 fax 202-942-8484

                                                                       EXHIBIT 5

                                              May 15, 1998

Computer Learning Centers, Inc.
11350 Random Hills Road, Suite 240
Fairfax, VA 22030

Ladies and Gentlemen:

    We have assisted in the preparation of the Registration Statement on Form S-3 (the 'Registration Statement') filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to the registration of an aggregate of 220,182 shares of common stock, $.01 par value per share (the 'Shares'), of Computer Learning Centers, Inc., a Delaware corporation (the 'Company'), held by certain stockholders of the Company.

    We have examined the Certificate of Incorporation and By-laws of the Company and all amendments thereto and have examined and relied on the originals, or copies certified to our satisfaction, of such records of meetings, written actions in lieu of meetings, or resolutions adopted at meetings, of the directors of the Company and such other documents and instruments as in our judgment are necessary or appropriate to enable us to render the opinions expressed below.

    In our examination of the foregoing documents, we have assumed (i) the genuineness of all signatures and the authenticity of all documents submitted to us as originals, (ii) the conformity to the originals of all documents submitted to us as certified or photostatic copies, and (iii) the authenticity of the originals of the latter documents.

    Based upon and subject to the foregoing, we are of the opinion that the Shares have been duly and validly authorized and issued and are fully paid and non-assessable.

    We hereby consent to the use of our name in the Registration Statement and in the related Prospectus under the caption 'Legal Matters' and to the filing of this opinion as an exhibit to the Registration Statement.

                                          Very truly yours,

                                          /s/ Hale and Dorr LLP

                                     II-59